Exhibit 99.2

VIAVID
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Determine, Inc.

Fourth Quarter and Fiscal Year End 2016 Earnings Call

June 16, 2016

C O R P O R A T E P A R T I C I P A N T S

John Nolan, Chief Financial Officer

Patrick Stakenas, President and Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Eric Martinuzzi, Lake Street Capital Markets

Alex Silverman, Special Situations Fund

Brian Kinstlinger, Maxim Group

Peter Levine, Needham & Company

Harris Heyer, Unterberg Capital

P R E S E N T A T I O N

Operator:

Greetings and welcome to the Determine, Inc. Fiscal Year 2016 Financial Results Conference Call. At this time, all participants are in a listen-only mode. A question and answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

It is now my pleasure to turn the conference over to your host, Mr. John Nolan. Thank you. Mr. Nolan, you may begin.

John Nolan:

Thank you. Good afternoon and welcome to the Determine Fourth Quarter and Fiscal Year End 2016 Earnings Call. Presenting on the call today from the Company, we have Patrick Stakenas, President and Chief Executive Officer, and myself, John Nolan, Chief Financial Officer.

Before we get started, please note that this conference will include forward-looking statements within the meaning of the securities laws. These forward-looking statements will include discussions about the Company’s business outlook, anticipated financial and operating results, product development and future plans. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, those that are contained in the Company’s filings with the SEC, including the Risk Factors section in our most recent Form 10-K as supplemented in the Company’s Form 10-Q, as each is filed by the Company with the Securities and Exchange Commission. The Company does not assume any obligation to publicly release any revisions to forward-looking statements discussed during the call.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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In addition, on the call we will refer to certain non-GAAP financial measures to help understand the Company’s past financial performance and future results, and to supplement the financial results that we provide in accordance with GAAP. The Company has provided a reconciliation of these non-GAAP financial measures to the mostly directly comparable GAAP counterparts in our earnings release filed with the SEC earlier today. It is also available on our website at www.determine.com in our Investor Relations area.

We will also be discussing bookings and operating measures that are not derived from the Company’s revenues or any other amounts presented in accordance with GAAP in the Company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

With that, I would like to now introduce Patrick Stakenas, President and Chief Executive Officer of Determine. Patrick?

Patrick Stakenas:

Thank you, John. Good afternoon everyone. Thank you for joining us for our Fourth Quarter and Fiscal Year End 2016 Results Conference Call. Many thanks again to all of my colleagues at Determine for their hard work and commitment this past year as we have made significant progress in our efforts to grow and right-size the business while delivering the most effective solutions to meet our customers’ needs.

Joining me today here in our new corporate headquarters here in sunny Carmel, Indiana, along with John Nolan, are Jeff Grosman, our Chief Operating Officer, and Art Fisher, our General Counsel. It is with their hard work, support and ongoing efforts that we are continuing to move this business forward.

As I reflect back on the past year, I want to provide the entire Determine investment, customer and employee community with an update on our progress to take our business to the next level. It’s been one year since I assumed this leadership role and we have made significant changes across all areas of the business. Upon exiting the fourth quarter of our fiscal 2016, the state of Determine’s business is solid and on the path to strength in fiscal 2017.

I want to briefly discuss where we are with respect to the three pillars of our business plan, our strategy, our financial management plan and our product offering. As we have noted on previous calls this past year, we continue to maintain focus on the strategy that we set in motion in early 2014. Our view then, as it still is today, was to focus on building the leading Source to Pay and Enterprise Contract Lifecycle Management cloud company. With the integration of b-pack into our family in mid fiscal Q2, we put the final M&A piece of the strategic vision into action. The capstone of our business strategy came in fiscal Q3 with the announcement of our rebranding of the business as Determine. This enabled us to bring all of our Source to Pay assets, people, technology and customers under one unified brand.

In fiscal 2016 we made the strategic choice to build out our offering into a single platform, leveraging the knowledge and technology of our combined acquisition to build a disruptive offering that will change our business and change the marketplace. This Determine Cloud Platform initiative fits squarely into what well-known business strategist Geoffrey Moore calls the Transformation Zone, as described in his latest book Zone to Win. Our decision to move from three standalone offerings to a single disruptive new approach to manage sourcing and contract management fits squarely in this Transformation Zone.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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In regards to our financial management pillar, in fiscal Q4 the Sales team delivered another strong ARR bookings quarter of $1.2 million. That’s exciting. Our Professional Services side of the house, we continued the exciting trend we started last quarter of delivering positive non-recurring revenue margin. Also exciting. A key element in any successful financial plan is expense management and in Q4 we executed on our plan to make material ongoing cost reduction across the entire business. These completed expense reductions will be a key factor in achieving our plan to profitability and John will provide more details on this restructuring here in a few minutes.

Having a well-defined business strategy and financial management plan will only succeed assuming you have the critical third leg and that is the product. Since the conclusion of the b-pack merger in Q2, we’ve marshalled significant resources to develop and deploy our integrated offering now referred to as the Determine Cloud Platform. I am pleased to announce that we have begun to sell the new platform this quarter and we look forward to delivering and disrupting the market this summer with our first implementation.

Our outlook for the future is strong but there’s still work that needs to be done as we deliver on our strategy and drive the business through the Transformation Zone, starting a path to profitability and successfully delivering on our truly integrated cloud platform offering. It’s exciting.

However, before I comment on further initiatives, I want to once again introduce our Chief Financial Officer, John Nolan. John.

John Nolan:

Thank you, Patrick. Please note that a few items discussed on the income statement will refer to both GAAP and non-GAAP data, while the remaining income statement items and the balance sheet will refer to GAAP data only.

In the fourth quarter of 2016 we continued our focus on integrating our platforms and rationalizing expenses. The focus on these areas combined with our continued strong sales performance and the continued pricing discipline that has led to the expansion in our non-recurring revenue gross profit sets the stage for Determine to continue to move towards profitability.

Total GAAP revenue for the fourth quarter was $6.7 million, up 13%, compared to the same period last year and down $400,000 or 6% from the prior quarter. Much of the increase over the prior year is attributable to our acquisition of b-pack while all of the decrease over the prior quarter is attributable to a decline in the legacy configurator business unit that we discussed on our last call. This quarter was the first one to reflect the full impact of all of the recent configurator business unit churn.

Total non-GAAP revenue for the fourth quarter was $6.7 million, up 10% from the year ago period but down 7% over the prior quarter, with the causes of the increase and decrease the same as that of previously discussed GAAP revenue.

The $16,000 difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from b-pack as required by GAAP purchase accounting.

Total GAAP gross profit for the fourth quarter was $3.3 million or 49% of total revenue, an increase of $337,000 versus the same quarter prior year, and a decrease of $386,000 from the prior quarter. The increase year-over-year is due to b-pack acquisition and the quarter-over-quarter decrease is due to the decline in the configurator business

Non-GAAP gross profit in the fourth quarter was $3.7 million or 55% of total revenues, equal on a percentage basis to the same period last year and down 3 points from the prior quarter. The year-over-year parity was achieved by increasing the margins on non-recurring revenue which offset the configurator-driven decrease in the margins on recurring revenue.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Non-GAAP gross margin percentage on recurring revenue was 68.4% in 4Q 2016, a decrease of 9.2 percentage points from the same period last year and a decrease of 3.1 percentage points versus the prior quarter. Both the year-over-year and quarter-over-quarter decline were driven by the change in the configurator business unit that we have discussed on our last two calls.

Note that the difference between GAAP and non-GAAP gross profit is the difference between GAAP versus non-GAAP revenues, as well as the elimination of the amortization of acquired intangibles, stock-based compensation and severance.

Total GAAP operating expenses in the fourth quarter were $8.3 million, up 16% from the same period last year and up 25% from the prior quarter. Both increases are due to several notable events in the fourth quarter. First, we recognized an impairment of our Selectica ECLM re-platforming project of $1.368 million. This impairment is a direct result of the b-pack merger. In the b-pack transaction, the Company acquired a significantly more developed and advanced platform from which we could host our full source to pay suite offering. This made the Selectica re-platforming project redundant.

The second major event in the fourth quarter involved winding down two legacy customers engagements, resolving an outstanding legal matter with a partner, and receiving the next installments of payments associated with an intellectual property settlement. The net impact of all of these in the quarter was an expense of approximately $500,000.

The final notable event is a restructuring charge of $468,000. This action involved 11 employees and is projected to save $2 million per year in salary, benefits and other employee expenses.

Without these events, GAAP operating expenses would have been $6 million or a decrease of $600,000 versus the prior quarter.

Turning to the balance sheet, we ended the quarter with $9.4 million in cash, compared to $13.2 million in the year-ago period and $9.8 million in the prior quarter. Note that all periods include cash borrowed against our credit lines. Deferred revenue was $10.4 million, compared to $8.4 million in the year-ago period and $9.0 million in the prior quarter.

Billings, a non-GAAP measure, defined as revenues plus the change in deferred revenue, for the fourth quarter were $8.0 million, up 29% from the same period last year and up 3% from the prior quarter.

I would now like to turn the call back over to Patrick to review some of the key strategic and business performance topics. Patrick?

Patrick Stakenas:

Thank you, John. As of today, the go-forward cost structure of the business, as John mentioned, has been significantly reduced and we are laser-focused on keeping our customers happy and growing while we diligently work to build our book of business leveraging the new Determine Cloud Platform.

As I noted earlier, as an organization we have stayed true to our vision which was and remains validated by key industry analysts including Spend Matters, Gartner, Ardent, PayStream Advisors and others, and we have not wavered from this business strategy since its inception in early 2014. Even just last month, Spend Matters included Determine in the 50 to Know Research. Jason Busch, Head of Strategy at Spend Matters noted Determine, “earned a deserved spot as one of the procurement providers worth getting to know in 2016.” Determine also earned inclusion on both the Gartner Procure to Pay and Sourcing Magic Quadrant, and this is key and very interesting because the critical criteria for inclusion in these magic quadrants has increased significantly, resulting in almost 50% of our competitors being dropped from this list, so we’re proud that we’re on these lists.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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When I step back and look at the broader market, it is interesting for me to watch competitors follow our lead. In just the past few months, Basware acquired Verian, Novatus was acquired by Conga, and two take-private acquisitions included Wax Digital by August Equity and SciQuest by Accel-KKR. We believe these actions in the market continue to validate our strategic plan and we feel fortunate to be ahead of the curve.

In Q4 fiscal year ’16 we have continued to deliver new business, even during our ongoing transformation as we delivered $1.2 million in ARR bookings, which is our fifth consecutive quarter of over $1 million in new ARR bookings. Our new wins have come from across all geographies in a broad array of business segments including the airline business, agricultural, production, consumer goods, pharmaceutical, scientific research, manufacturing, retail and financial. We continue to be excited with respect to how well the salesforce is coming up to speed in selling multiple products, and in the coming quarter we are eager to begin the heavy duty rollout of our new disruptive Determine Cloud Platform.

Our Professional Services business continued to prosper in Q4. We continue to achieve profitability in our non-recurring revenue, delivering almost 14% in gross profit for the quarter on a non-GAAP basis.

We have downsized and renegotiated our real estate footprints around the globe as well as to reflect a more distributed workforce. As I announced this past Monday at a press conference here in Indiana, we have moved our corporate offices to Carmel, to the Silicon Prairie from Silicon Valley. In doing so, we have the opportunity to benefit from meaningful incentives offered by the State of Indiana, significant incentives. We look forward to building on a strong relationship we have with the State of Indiana.

We worked hard in Q4 to right-size the organization and our spend, and as John noted, taking almost $500,000 in restructuring costs which will translate into approximately $2 million in fully-loaded savings. We have also right-sized the executive management team, creating fewer layers of management inside the Company. The Sales and Marketing teams have also been streamlined and refocused to better reflect our go-to-market strategy and territory alignment.

I’m very excited to report that we are on-track to deliver the new integrated Determine Cloud Platform, which is a true SaaS, multi-tenant offering, integrating Procure to Pay, Contract Management and Sourcing coming out this summer and fall. We have current customers that are migrating to the new platform that are serving as our beta customers for Sourcing and Contract Management, and as you know, the P2P offering or Procure to Pay offering is a sound—and has been satisfied by many customers that have been using it in Europe and in the US, so that’s been around for a while so we know the platform is sound. Our prospects and customers who have seen the demo recently of the new UI have said great things and how excited they are to see how Sourcing, Procure to Pay and Contract Management can integrate so tightly inside a single common database.

The Determine Cloud Platform offers great flexibility as customers will have the capability of the suite at their fingertips. A customer can start with a single point solution and over time easily activate other applications in this suite as needed. This disruptive model will save both the customer and Determine countless dollars and time. The migration to each incremental solution simply becomes a matter of turning on a new module and the common database allows for populating the customer’s pre-existing data into the new application, which means much quicker install times and considerably lower cost.

From a financial performance perspective, we expect the new platform to improve the overall customer relationship and customer satisfaction, increase retention, increase our opportunity rates for upsells and cross-sells, as well as creating a customer base of promoters.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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As we look ahead, based on the work we have done, we feel good about our forecast for this coming fiscal year. It is our plan to exit 2017 in a position to be profitable in fiscal 2018. While we’re eagerly anticipating beginning to ramp up sales for the new Determine Cloud Platform, we also have to understand there may be some intra-year variability in quarterly bookings due to this transformation.

So just to summarize, we have taken three businesses and we have fully integrated them, IASTA, b-pack and Selectica. The customer base is strong. Determine counts over 300 customers in our global portfolio. The CVU customer base is now stable and we do not foresee any major losses this year. We are working tirelessly to hit the sales plan in the face of game-changing transformation of our solutions during the course of the year. Management has done the work, the hard work, to drive the business to profitability during the fiscal year 2018 coming forward. We are well into development and full release of what can only be described as a disruptive platform in terms of both capabilities and interaction. The UI is exciting. We know this is true, not only by our own internal expertise, not only because our customers are telling us and our prospects are telling us, but because Gartner, Spend Matters and countless other interactions with analysts and customers are telling us. We’re excited. This also gives us significant up-sell and cross-sell opportunities as a result of the new platform.

With that said, at this point, I’d like to turn the call over back to Q&A for all of you and answer some of your questions about our business strategy, our financial plan and our product offerings as we move into fiscal 2017.

Operator:

Ladies and gentlemen, at this time, we will be conducting a question and answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line has entered the queue. You may press star, two if you would like to remove your question from the queue. As a reminder, for those using speaker equipment, it may be necessary to pick up your handset before pressing the star key. One moment, please, while we poll for your questions.

Our first question comes from the line of Eric Martinuzzi from Lake Street Capital Markets. Please proceed with your question.

Eric Martinuzzi:

Thanks and congratulations on the strong bookings quarter there for Q4. I wanted to start off, actually, with a question regarding that. You had $1.2 million of ARR booked in Q4. That was down sequentially from Q3, the December quarter. Was that in line with your seasonal expectation or were you expecting it sequentially up for Q4 versus Q3?

Patrick Stakenas:

Yes, no, it’s right in line with what we expected. Again, having the successive million-dollar quarters, it’s really what we’re heading to. That ties back directly to our operating plan for the year, and we hope to continue the initiative. But, no, it’s right in line, Eric.

Eric Martinuzzi:

Okay, and then the entirety of the sequential decline in the recurring revenue, is that laid at the feet of the departed configurator customers?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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John Nolan:

Yes.

Eric Martinuzzi:

Okay. Simple question, simple answer, I like it.

John Nolan:

There you go.

Eric Martinuzzi:

The Determine Cloud platform, obviously that’s the—the future of the Company really hinges on this product launch. You talked about timing of this summer, this fall. Can you be more specific, kind of take us a layer deeper on that? There are three elements to it. Are any of the elements up and running now? What’s the expectation for all three? Do you have any customers that are on all three?

Patrick Stakenas:

Yes, so keep in the mind the Procure to Pay part of this thing that came from the b-pack acquisition is on the platform, has always been on the platform, so all those customers—probably almost 100 customers are already on the platform, and they’re also using, by the way, elements of the sourcing tools, the supplier information management, supplier performance management, as well as the contract management tools that are inside of the platform. So, it’s not like we’re starting from scratch here. We already had a solid, solid platform to begin with. So, now what it is, is really taking the—accelerating, from a feature-to-feature perspective to match the legacy product. So, yes, we have customers that are using all three products, as well as we have some significant customers that are actually migrating right now to the platform. We’re calling them beta, because we’re actually moving, literally, tons of data over and they’re ramping on the existing product. So, the product is live and in market, but the fact of the matter is we’re taking this nice and slow as we go forward to make sure we do this right.

Eric Martinuzzi:

Okay, and shifting down to the operating expenses, during John’s prepared remarks, he talked about non-GAAP op ex of about $6 million. I assume that didn’t—the cost savings that were taken in, some of the—you went into detail on three different things that sort of impacted you during Q4. What’s the right op ex to use as we enter the new fiscal year, on a quarterly basis?

John Nolan:

Yes, I’d say it’s south, a little south of six.

Eric Martinuzzi:

Okay, all right. Then, lastly, you talked about—profitability, obviously, you know, has long been a focus for me, I’m sure it’s a focus for you. I’ve been modeling some EBITDA profitability in Q4 of fiscal ’17. In your prepared remarks you talked about “in a position to be profitable in 2018.” Was that a full-year commentary? Is there a chance we could cross over and then come back based on a quarterly basis in FY17? A layer deeper on profitability, please.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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John Nolan:

Yes, I mean, I would say there’s possible late ’17, kind of right in there. I mean you start getting into numbers that are sort of in my range of variance on my forecasting tools, just to be flat-out honest with you. I’d rather, than say things like “approximately profitable,” or whatever, we wanted to go ahead and guide towards the ‘18, but it’s possible that it could happen late ’17.

Patrick Stakenas:

Yes, Eric, we are continuing to look at the business model, look for opportunities, and try to uncover every stone we can. This is not a one-and-done process. I want to continue this process, and of course, as we drive accelerated revenues later in the year, we believe that will also help us get there. So, I think John’s right on with his answer.

Eric Martinuzzi:

Okay. Thanks for taking my questions.

Patrick Stakenas:

Great, thanks, Eric. Talk soon.

Operator:

Our next question comes from the line of Alex Silverman from Special Situations Fund. Please proceed, sir.

Alex Silverman:

Eric actually asked my question. Thank you.

Patrick Stakenas:

Thanks, Alex.

Operator:

Our next question comes from the line of Brian Kinstlinger from Maxim Group. Please proceed with your question.

Brian Kinstlinger:

Hi, great, thanks so much. I’m trying to analyze the underlying growth of the core business. So, can you quantify the revenue from configuration in the fourth quarter versus the year-ago period, and maybe also for the third quarter of ’16 so we can look at the trends of that core business?

John Nolan:

Yes, to date, we haven’t, and I think we’re going to stick with that. The core business, the major drop of the configurator, we’ve talked about it, is out of it. We’ve lost quite a bit of our configurator business, but we’ve not in the past and I’m not prepared to start on this call to start breaking up segment level revenue.

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Brian Kinstlinger:

I mean, if I take a look at the annual bookings from last quarter, the revenue run rate, it’s about $600,00. Is that how I should think about it and then subtract out configuration?

John Nolan:

I’m not sure how you’re doing your math on the $600,000. Could you just share that so I can understand?

Brian Kinstlinger:

Yes, $1.4 million of annual run rate bookings, so you divide by four, is king of like the quarterly number.

John Nolan:

Right, so divide by four, of $1.4 million, so that’s $325,000.

John Nolan:

Sorry, $325,000 right, and then—

John Nolan:

Then you’ve got the big—and then you’ve got some churn that would have happened, too, and then you’ve got the big drop of the configurator business. So, most of the quarter-over-quarter action was driven by the configurator unit.

Brian Kinstlinger:

Okay. You said that that’s completed, so going forward, you expect that the configuration business will be stable now at this point, is that what you’re saying?

John Nolan:

Yes. I mean, one of the big things we look for in all our customers is sort of utilization rates, and one of the big utilization rates in the configurator business is the current customers have not only renewed, they’re also investing in their functionality on the platforms they license from us and the support they take from us. So, that’s a really good indicator that they’re using it, they’re happy with it and they’re getting value out of it.

Brian Kinstlinger:

Great. Then, as we’ve almost completed the June quarter and you’ve got the fully-integrated software suite that’s now available for sale, can you talk about the Company’s ability to sustain or maybe accelerate the pace of bookings in the June quarter versus the March quarter? You’ve had a bunch of solid press releases. It sounds like wins.

Patrick Stakenas:

Yes, so you’ve got to keep in mind everything that was sold in Q4 was still all legacy product, right? Even though we have begun the migration of some customers onto the platform and we have existing customers on the platform that are primarily French, and there’s a few in the US as well, but we actually haven’t begun the significant market push on the platform yet, until we feel that feature-to-feature, we’re there. So, we still have a solid pipeline of the legacy products that we’ll continue to sell, based on need, based on functionality needs of our customers, our prospects, but as customers now are looking at the platform and the platform meets their needs as it exists today, those are the ones that we’re marketing right now. So, we are not doing a full-scale market right now of the platform, that won’t start until later this year in the fall, but right now it’s on a case-by-case basis, but we’re feeling really good about those that are migrating and the existing customers that were on the P2P platform already.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Brian Kinstlinger:

Great, but, then, again, we’ve got two weeks left in the quarter. Can you talk about your ability to sustain that million-dollar kind of plus run rate of bookings? Does it seem like that’s achievable again, given what we’ve seen so far, given what you’ve seen?

John Nolan:

This is John. I mean, I’d say—I mean, Patrick talked about some intra-quarter risks. We’ve gone through transformation. We may get to the same sort of sales level, but it may have different quarterly bumps. We’re trying to keep that $1 million streak going. We’ll see.

Patrick Stakenas:

Yes, we’re in the heart of the Transformation Zone, as Geoffrey Moore describes it, so we are shifting from one to the other, but that doesn’t mean we have the pedal to the metal. The hammer is down and we’re trying to drive this thing forward. So, it’ll be a mix primarily of legacy customers still in Q1, but we’re beginning to see now the platform customers (inaudible).

John Nolan:

Just seeing our process, even though we may be calendar a lot of ways through the quarter, a lot of the action happens in the last two weeks of a quarter.

Patrick Stakenas:

That’s right.

John Nolan:

So, it will be—our goal is to hit that number. We should be …

Patrick Stakenas:

Pretty close.

John Nolan:

… pretty close.

Brian Kinstlinger:

Okay. If I’m not mistaken, you guys don’t discount at the end of the quarter, is that right, or is that not accurate?

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Patrick Stakenas:

No, we do not discount at the end of the quarter. We hold firm. We’ve had that practice now for some time.

Brian Kinstlinger:

Yes. Then, finally, can you maybe talk about how you quantify the near-term pipeline, maybe by the number of deals maybe you’re looking at, or in RFP stage, in the next couple of quarters, or maybe size of the deals? Then, for the initial customers you’ve talked to about the full suite of software, what’s the response been like?

Patrick Stakenas:

The response has been fantastic. I mean, we really don’t quantify the pipeline as it relates to the different product lines at all, but as we look at the needs of the customers that can move over, fantastic response. Then, as we look—our pipeline, from the perspective of going forward, is strong enough to support, but keeping—it’s our operating plan that we worry about. So, the pipeline supports the operating plan and it’s growing fast on the new platform pipeline-wise.

Brian Kinstlinger:

Great. Thank you.

Operator:

Our next question comes from the line of Scott Berg from Needham & Company. Please proceed with your question.

Peter Levine:

Hey, great. This is Peter Levine in for Scott. Most of the questions I had were answered, so if you could talk about, I guess, the go-to-market strategy for the new platform, how does that change, do you plan on bringing on new reps or (inaudible)?

Patrick Stakenas:

Yes, so we’re going hold firm to the operating plan through 2017. We are going to get the platform into market solidly, and that’s going to be the strength and the engine behind, you know, getting to profitability as well, at some point during this year and early into next year. But, as far as the response and the receptivity, the platform has been very, very good, but, again, as it relates to the overall pipeline and the receptivity, it’s been extremely positive.

John Nolan:

So, as we get into the back half of the year and we’ve seen we have the installs and the method of sales and we know it’s kind of working, we’re going to look at possibly at the end of year investing a little bit more in it, but not before that.

Patrick Stakenas:

Yes, it has everything to do with ramping the product and getting it into market, and of course demand, right, and if we see the kind of demand that we’re anticipating, then we’ll address that in Q3 and 4.

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Peter Levine:

With the—I know you don’t quantify the pipeline, but is there any way you could just indicate is it stronger entering ’17 than it was ’16?

Patrick Stakenas:

Well, the pipeline’s been very consistent, I can tell you, throughout the quarters, on the legacy products, so keep an eye on that. We’re just now building the pipeline for the Cloud Platform product. Of course, we expect to see a lot more in Europe, as well, because we’re now just cross-selling and up-selling into that customer base.

Peter Levine:

That’s all I have. I appreciate it. Thank you.

Patrick Stakenas:

Great. Thank you.

Operator:

Our final question comes from the line of Harris Heyer from Unterberg. Please proceed with your question.

Harris Heyer:

Hi, guys. I was just hoping you could talk a little bit about your cash expectations for the coming year and if you have kind of an idea of where you might trough out.

John Nolan:

Trough out, let’s see. So, my goal is to keep us fairly close to where we are now. So, if we kind of go through some of our balance sheet items that we haven’t talked about much, we have a $3 million line of credit, a $3 million guarantee that we have not tapped into at all yet. So, when you look at our cash balances, they don’t include the cash from that or the debt from that. Another thing, just when you guys start digging into the balance sheet, the first loan guarantee of $1.9 million which we were partially drawn on last quarter, we’re fully drawn on this quarter, is now showing up in long-term debt, as opposed to the credit line, because during the quarter we renegotiated to extend the timeframe for those two guarantees through April of 2018. That was as part of lining up our new agreement with Bridge Bank, which also takes us through—it takes us to April 20 of 2018. So, during the quarter we did lots to sort of shore up and elongate the cash cycle here. So, right now, we’re not planning on raising any money in the current year and we believe we’ll be a little less than now, but it all gets into sort of the working capital cycles in terms of the collections here, so it goes up and down with that. Hopefully that covers it.

Harris Heyer:

Yes. Thanks.

Patrick Stakenas:

Thank you, Harris.

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Operator:

There are no further questions at this time. I’ll turn the call back over to Management for any closing remarks.

Patrick Stakenas:

Great. Thanks, everyone, for all your questions. As always, it’s a pleasure to talk with you, and we are really excited about where things are going. We’re doing the hard work and things are coming together. But I really want to thank everybody in the Company for their continued support as we continue our journey, and take a really quick minute to reiterate that I really am pleased with our progress and the Management team is strong, and we continue to deliver on the strategic vision that was set out a while, and we have been very, very clear and firm on that. Literally, it was 28 months ago when started to do this and it’s taken some time to bring it forward, but we are driving cost containment overall. Specifically, we’re closing in on the services delivery side, it’s hitting its stride, continues to improve, we’re committed to continuing to drive our costs quarter-over-quarter, and our sales performance continues strong and we expect that to continue as well, quarter-over-quarter. So, we’re focused, we’re driven and we’re excited about the future as the leading global supplier of Enterprise Contract Management, and of course Source to Pay, so it’s a big deal for us and we’re excited about it and we believe the market will be excited along with us.

So, thank you very much for your time and continued interest in the company Determine and we’ll all talk soon. Thank you.

Operator:

Ladies and gentlemen, this does conclude today’s teleconference. We thank you for your time and participation. You may disconnect your lines at this time and have a wonderful rest of your day.

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